Exhibit 10.24

AMENDMENT II

TO THE REINSURANCE AGREEMENT

BETWEEN

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

(Referred to in this Amendment as the Company)

AND

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(Referred to in this Amendment as the Reinsurer)

This Amendment is to be attached to and made a part of the Automatic YRT Reinsurance Agreement which became effective October 1, 2005, and shall become effective for policies with issue dates on or after January 1, 2006. All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment shall remain unchanged.

EXHIBIT A

REINSURER’S SHARE AND COMPANY’S SHARE

The Reinsurer’s Share is forty-seven percent (47%), which is the portion of the Reinsured Risks accepted by the Reinsurer. The Company’s Share is fifty-three percent (53%), which is the portion of the Reinsured Risks retained by the Company.

EXECUTION

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated with an effective date of January 1, 2006.

HANNOVER LIFE REASSURANCE COMPANY	AMERICAN EQUITY INVESTMENT LIFE OF
AMERICA	INSURANCE COMPANY
ORLANDO, FLORIDA	WEST DES MOINES, IOWA

DATE:	MARCH 29, 2006	DATE:	3/29/06

BY:	/S/ GARY L. GRAY	BY:	/S/ JUDITH A. NAANEP

TITLE:	VICE PRESIDENT	TITLE:	VP, CORPORATE ACTUARY

WITNESS:	/S/ JEAN M. FAY	WITNESS:	/S/ ELIZABETH CLARK

AUTOMATIC YRT
HA-AEIL-05
March 29, 2006	AMENDMENT II